Exhibit 13

Australian Securities &
Investments Commission

Form 484
Corporations Act 2001

Change to company details

Sections A, B or C may be lodged independently with this signed cover page to notify ASIC of:

Al Change of address	B1 Cease company officeholder	C1 Cancellation of shares
A2 Change of name - oficeholders or members	B2 Appoint company officeholder	C2 Issue of shares
A3 Change - ultimate holding company	B3 Special purpose company	C3 Change to share structure
C4 Changes to the register of members

If there is insuffcient space in any section of the form, you may photocopy the relevant page(s) and submit as part of this lodgement

Company details	Company name
RINKER GROUP LIMITED

Refer to guide for information about	ACN/ABN	Corporate key
corporate key	53 003 433118	01776289

Lodgement details	Who should ASIC contact if there is a query about this form?
Name
Peter Abraham

ASIC registered agent number (if applicable)

Telephone number
02 9412 6678

Postal address
PO BOX 5697

WEST CHATSWOOD NSW 1515

Total number of pages including this cover sheet	Please provide an estimate of the time taken to complete this form.
4	hrs	mins

Signature
This form must be signed by a current offceholder of the company.

I certify that the information in this cover sheet and the attached sections of this form are true and complete.

Name
PETER BROOKING ABRAHAM

Capacity
☐ Director
☑ Company secretary

Signature

Date signed
	1	1	0	9	0	6
	[D	D]	[M	M]	[Y	Y]

Lodgement	Send completed and signed forms to:						For help or more information
	Australian Securities and Investments Commission,						Telephone 0351773988
	PO Box 4000, Gippsland Mail Centre VIC 3841.						Email infa enqui i ries(cDasic.cov.au
Web www.asic.gov.au
Or lodge the form electronically by visiting the ASIC website www.asic.gov.au

ASIC Form 484	26 February 2004						Coverpage

Section C completion guide

Standard share codes

Standard share codes	Share class code	Full title	Share class code	Full title
Refer to the following table for the share	A	A	PRF	preference
class codes for sections C1, C2, C3 and C4	B	B ...etc	CUMP	cumulative preference
	EMP	employee’s	NCP	non-cumulative preference
	FOU	founder’s	REDP	redeemable preference
	LG	life governor’s	NRP	non-redeemable preference
	MAN	management	CRP	cumulative redeemable preference
	ORD	ordinary	NCRP	non-cumulative redeemable preference
	RED	redeemable	PARP	participative preference
	SPE	special

If you are using the standard share class codes you do not need to provide the full title for the shares, just the share class code.

If you are not using the standard share class code, enter a code of no more than 4 letters and then show the full title.

Sections to complete
Use the table below to identify the sections of this form to complete (please indicate the sections that have been completed). Completion of this table is optional.

			C1 Cancellation of shares	C2- issue of shares	C3 - changeto share structure table	C4 - Change tio members register
Issue of shares
☐	☐	Proprietary company	Not required	☑	☑	☑
		Public company	Not required	☑	☑	☑
	☐	if in response to the Annual	Not required	☑	Not required	Not required
company statement
	☐	if not in response to the Annual company statement
Cancellation of shares
☐		Proprietary company	☑	Not required	☑	☑
Public company
	☐	if in response to the Annual	☑	Not required	☑	☑
company statement
	☒	if not in response to the Annual company statement	☑	Not required	Not required	Not required
Transfer of shares
☐		Proprietary company	Not required	Not required	Not required	☑
Public company
	☐	if in response to the Annual	Not required	Not required	Not required	☑
company statement
	☐	if not in response to the Annual company statement	Not required	Not required	Not required	Not required
Changes to amounts paid
☐		Proprietary company	Not required	Not required	☑	☑
Public company
	☐	if in response to the Annual	Not required	Not required	☑	☑
company statement
	☐	if not in response to the Annual company statement	Not required	Not required	Not required	Not required
Changes to beneficial ownership
☐		Proprietary company	Not required	Not required	Not required	☑
Public company
	☐	if in response to the Annual	Not required	Not required	Not required	☑
company statement
	☐	if not in response to the Annual company statement	Not required	Not required	Not required	Not required

To notify ASIC about a division or conversion of a class of shares, you must lodge a form 211 within 28 days of the change occurring.

To notify ASIC about a conversion of shares into larger or smaller numbers, you must lodge a form 2205B within 28 days of the change occurring.

ASIC Form 484		26 February 2004		Section C Page 1 of 5

C1 Cancellation of shares

Reason for cancellation		Redeemable preference shares — S.254J
Please indicate the reason that shares		☐	Redeemed out of profits
have been cancelled (select one or more
boxes)		☐	Redeemed out of proceeds of a fresh issue of shares

Capital reduction — S.256A — S.256E

		☐	Single shareholder company

		☐	Multiple shareholder company. A Form 2560 must be lodged before a capital reduction takes place

Share buy-back. — ss.257H(3)

		☐	Minimum holding buy-back by listed company

		☒	Other buy-back type. A form 280 or 281 must be lodged at least 14 days, and no more than 1 year before the share buy-back can take place

		☐	Forfeited shares — S.258D

Shares returned to a public company — ss.258E(2) & (3)

		☐	Under section 651C, 724(2), 737 or 738

		☐	Under section 1325A (court order)

		☐					Other
Description

Give section reference

Details of cancelled shares		List the details of shares cancelled in the following table

	Share class code			Number of shares cancelled			Amount paid (cash or otherwise)
	ORD			5,310,414			$72,532,814

Earliest date of change
Please indicate the earliest date that any of the above changes occurred.
	2	3 /	0	8	0	6
	[D	D]	[M	M]	[Y	Y]

ASIC Form 484		26 February 2004					Section C Page 2 of 5

C2 Issue of shares

List details of new share issues in the following table.

Share class code	Number of shares issued	Amount paid per share	Amount unpaid per share

Earliest date of change

Please indicate the earliest date that any of the above changes occurred

		/			/

[D	D]		[M	M]		[Y	Y]

If shares were issued for other than cash, were some or all of the shares issued under a written contract?
☐	Yes
if yes, proprietary companies must also lodge a Form 207Z certifying that all stamp duties have been paid. Public companies must also lodge a Form 207Z and either a Form 208 or a copy of the contract.

☐	No
if no, proprietary companies are not required to provide any further documents with this form. Public companies must also lodge a Form 208.

C3 Change to share structure

Where a change to the share structure table has occurred (eg. as a result of the issue or cancellation of shares), please show the updated details for the share classes affected. Details of share classes not affected by the change are not required here.

Share	Full title if not standard	Total number of	Total amount	Total amount
class code		shares (current	paid on these	unpaid on these
		after changes)	shares	shares

ORD	ORDINARY	904,805,805	$1,278,488,817

Earliest date of change

Please indicate the earliest date that any of the above changes occurred

[D	D]		[M	M]	[Y	Y]
2	3	/	0	8	0	6

Lodgement details	Is this document being lodged to update the Annual Company Statement that was sent to you?
	☐	Yes
	☒	No

ASIC Form 484		26 February 2004	Section C Page 3 of 5